                                                                     Exhibit 1.1



                          DISCOVER CARD MASTER TRUST I

                      CREDIT CARD PASS-THROUGH CERTIFICATES

                                 TERMS AGREEMENT

                              Dated: April 6, 2001

To:           Discover Bank, as Seller under the Pooling and Servicing
Agreement, as amended, dated as of October 1, 1993.

Re:           Underwriting Agreement dated June 9, 2000

Title:        Discover Card Master Trust I, Series 2001-4, Credit Card
Pass-Through Certificates, Class A and Class B.

Initial Principal Amount of Certificates:  $526,316,000

Series and Class Designation Schedule: Discover Card Master Trust I, Series 2001-4 $500,000,000 Floating Rate Class A Credit Card Pass-Through Certificates.

Discover Card Master Trust I, Series 2001-4 $26,316,000 Floating Rate Class B Credit Card Pass-Through Certificates.

Series Cut-Off Date: April 1, 2001

Certificate Rating:            Moody's Investors              Standard & Poor's
                               Service, Inc.                  Ratings Services
Class A                            Aaa                               AAA
Class B                            A2                                 A

Aggregate outstanding balance of Receivables as of April 1, 2001:
$33,316,516,233.09.

Date of Series Supplement: April 17, 2001.

Certificate Rate: Class A: One-month LIBOR plus 0.09% per annum; and Class B:
One-month LIBOR plus 0.37% per annum.

Terms of Sale: The purchase price for the Certificates to the Underwriters will be 99.80% of the aggregate principal amount of the Class A Certificates and 99.75% of the aggregate principal amount of the Class B Certificates as of April 17, 2001. The Underwriters will offer the Certificates to the public at a price equal to 100.00% of the aggregate principal amount of the Class A Certificates and 100.00% of the aggregate principal amount of the Class B Certificates.

Time of Delivery: 9:00 A.M., Chicago, Illinois Time, on April 17, 2001, or at such other time as may be agreed upon in writing.
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              Notwithstanding anything in the Agreement or in this Terms
Agreement to the contrary, the Agreement and this Terms Agreement constitute the entire agreement and understanding among the parties hereto with respect to the purchase and sale of the Series 2001-4 Certificates. This Terms Agreement may be amended only by written agreement of the parties hereto.

                          Very truly yours,

                          MORGAN STANLEY & CO. INCORPORATED
                          As Representative of the
                          Underwriters named in
                          Schedule I hereto


                          By: /s/ Warren H. Friend
                              --------------------------
Accepted:

DISCOVER BANK


By: /s/ Michael F. Rickert
    --------------------------
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                                   SCHEDULE I

                                  UNDERWRITERS

$500,000,000 Floating Rate Class A Credit Card Pass-Through Certificates, Series 2001-4

                                                                                                 Principal Amount
                                                                                                 ----------------

Morgan Stanley & Co. Incorporated                                                                  $437,500,000
Banc of America Securities LLC                                                                      $12,500,000
Banc One Capital Markets, Inc.                                                                      $12,500,000
Commerzbank Capital Markets Corp.                                                                   $12,500,000
Credit Lyonnais Securities (USA) Inc.                                                               $12,500,000
RBC Dominion Securities Corporation                                                                 $12,500,000
Total                                                                                              $500,000,000
=====                                                                                              ============


$26,316,000 Floating Rate Class B Credit Card Pass-Through Certificates, Series 2001-4

                                                                                                 Principal Amount
                                                                                                 ----------------

Morgan Stanley & Co. Incorporated                                                                   $23,816,000
Banc of America Securities LLC                                                                         $500,000
Banc One Capital Markets, Inc.                                                                         $500,000
Commerzbank Capital Markets Corp.                                                                      $500,000
Credit Lyonnais Securities (USA) Inc.                                                                  $500,000
RBC Dominion Securities Corporation                                                                    $500,000
Total                                                                                               $26,316,000
=====                                                                                               ===========